UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2011 (July 28, 2011)

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600
Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this Item is included in Item 3.03 below and is incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 28, 2011, the Board of Directors (the “Board”) of Signature Group Holdings, Inc. (the “Company”) terminated the Interim Investment Management Agreement dated June 11, 2010 (the “Interim Management Agreement”), by and between the Company and Signature Capital Advisers, LLC (“SCA”), effective July 31, 2011 (the “Termination Date”). Pursuant to the terms of the Interim Management Agreement, the Board was permitted to terminate the agreement at any time, without the payment of any penalty, upon 60 days’ written notice to SCA (the “Advance Notice Requirement”). In connection with the termination of the Interim Management Agreement, SCA and the Company agreed that: (i) the Advance Notice Requirement shall be waived, (ii) the Company’s obligation to pay the management fee pursuant to the Interim Management Agreement terminated as of the Termination Date and that the management fee payable to SCA for services provided in July 2011 will exclude the monthly compensation payments for Craig Noell, Kenneth Grossman, Kyle Ross and Thomas Donatelli (collectively, the “SCA Executives”), each of whom have entered into employment agreements with the Company, as discussed in Item 5.02(e) below, and (iii) the terms and conditions of the Interim Management Agreement shall be terminated and of no further force or effect as of the Termination Date, except for the limitation of liability and indemnification provision of the Interim Management Agreement which shall remain in full force and effect.

Pursuant to the Interim Management Agreement, the Company contracted with SCA to provide general business management for its operations through December 31, 2010 with annual renewals if a revised management agreement had not yet been entered into between the parties. The Interim Management Agreement was renewed by the Board through December 31, 2011, unless sooner terminated in accordance with its terms. During the second quarter of 2011, the Board undertook an evaluation of its external management structure with SCA and explored alternative management structures that were available to the Company. At the conclusion of the evaluation, the Company determined to terminate the Interim Management Agreement and adopt an internal management structure, which included the Company entering into employment agreements with the SCA Executives as discussed in Item 5.02(e) below. In addition, all other SCA employees became Company employees as of August 1, 2011.

Item 3.03 Material Modification to Rights of Security Holders.

As a result of the formation of a “group” (as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) by James McIntyre, Kingstown Partners Master Ltd. and other affiliated entities, Michael Blitzer, J. Hunter Brown, Robert A. Peiser, Laurie M. Shahon, Joyce White, Robert Willens and Guy Shanon (collectively, the “Shareholder Group”) on July 15, 2011, the Shareholder Group may have become an “Acquiring Person” (as defined in that certain Rights Agreement, dated as of October 23, 2007 (the “Agreement”), between the Company and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”)). Pursuant to the terms of the Agreement, the Board has ten (10) business days following the date on which a person otherwise meets the requirements of the definition of Acquiring Person to declare that such person is an Acquiring Person and to declare that a “Distribution Date” (as defined in the Agreement) will occur.

On July 28, 2011, the Company and the Rights Agent entered into an amendment to the Agreement (the “Amendment”) to amend the definition of (i) “Acquiring Person” to provide that the Board, if it so determines, may determine that a person is an Acquiring Person more than ten (10) business days following the date on which such person otherwise meets the requirements of the definition of Acquiring Person and (ii) “Distribution Date” to provide that the Board, if it so determines, can extend the period following a Stock Acquisition Date during which it can declare that a Distribution Date will occur. The foregoing description of the Amendment is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Pursuant to the terms of the Amendment, on July 28, 2011, the Board determined to extend, until September 30, 2011, the period during which it can declare (ii) that the Shareholder Group has become an Acquiring Person and (ii) a Distribution Date following the Stock Acquisition Date related to the formation of the Shareholder Group (which date is subject to further extension by the Board).

In addition, the Company is reviewing the implications of the formation of the Shareholder Group under Article 8 of the Company’s Amended and Restated Bylaws (“Bylaws”), which imposes certain restrictions on acquisitions of more than 5% of the Company’s shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Employment Agreements

As of August 2, 2011, the Company entered into Employment Agreements (the “Employment Agreements”) with each of Messrs. Noell, Grossman, Ross and Donatelli (each, an “Executive” and collectively, the “Executives”). Pursuant to their respective Employment Agreements, the Executives will serve the Company in the following capacities: Mr. Noell will serve as Chief Executive Officer, Mr. Grossman will serve as President, Mr. Ross will serve as Executive Vice President and Mr. Donatelli will serve as Executive Vice President. The term of each Employment Agreement begins July 1, 2011 and, unless terminated earlier pursuant to the terms of their respective Employment Agreements, shall terminate on December 31, 2013. The initial base salaries of the Executives are as follows: Mr. Noell – $325,000; Mr. Grossman – $300,000; Mr. Ross – $275,000; and Mr. Donatelli – $275,000. Each Executive will also be eligible to participate in the Company’s executive bonus program then in effect; provided, however, that the 2012 bonus pool available under such program shall not be less than 7.5% of the Company’s earnings before interest, taxes, depreciation, and amortization, with such bonus pool and specific bonuses to be determined by mutual agreement of the Company’s chief executive officer and the Board. During the term of their respective Employment Agreements, the Executives shall be eligible to participate in all employee benefit plans, programs or arrangements, generally made available to the Company’s senior executives, including, but not limited to, medical, dental and vision plans.

Pursuant to their respective Employment Agreements and subject to the terms of their respective award agreements, the Executives will be granted options to purchase the Company’s common stock and awards of restricted stock of the Company on August 8, 2011 (the “Award Date”) as follows: Mr. Noell – 2,923,000 options and 492,224 shares of restricted stock; Mr. Grossman – 2,923,000 options and 492,224 shares of restricted stock; Mr. Ross – 1,620,000 options and 416,667 shares of restricted stock; and Mr. Donatelli – 1,350,000 options and 378,788 shares of restricted stock. The exercise price of such options will be equal to the average of the closing prices of the Company’s common stock for the three-business-day period ending on the business day immediately before the Award Date, subject to adjustment pursuant to the terms of the Signature Group Holdings, Inc. 2006 Performance Incentive Plan (the “Plan”). Subject to acceleration of vesting as discussed below and to such other terms and conditions as are set forth in the respective award agreements, each Executive’s options shall vest as follows: (i) twenty-five percent on the six (6) month anniversary of the Award Date; (ii) twenty-five percent (25%) on the eighteen (18) month anniversary of the Award Date; (iii) twenty-five percent (25%) on the thirty (30) month anniversary of the Award Date; and (iv) twenty-five percent (25%) on July 1, 2015, with this final tranche subject to the Company’s common stock achieving certain trading prices as of such date. Subject to acceleration of vesting as discussed below and to such other terms and conditions as are set forth in the respective award agreements, the restricted shares shall become vested on December 31, 2013. Subject to the terms and conditions as are set forth in the respective Employment Agreements and award agreements, in the event of the Executive’s termination of employment (other than a termination by reason of death or disability, by the Company without “cause” (as defined in the respective Employment Agreements) or by the Executive within the 90-day period following the occurrence of a “change in control” event (as defined in the respective Employment Agreements)), the unvested portion of any options or restricted stock awards will be forfeited as of the date of termination.

In connection with the equity awards to the Executives, the Board also approved an amendment to the Plan increasing the authorized aggregate number of shares of the Company’s common stock which may be issued pursuant to the Plan to 25,000,000 shares.

Subject to the terms and conditions as are set forth in the respective Employment Agreements, in the event of an Executive’s termination of employment (i) by reason of death or disability, (ii) by the Company at any time for “cause,” or (iii) by the Executive without a “change in control” event, such Executive’s Employment Agreement will terminate and the Executive will receive from the Company: (a) any earned but unpaid base salary through the date of termination; (b) reimbursement for any unreimbursed expenses properly incurred and paid through the date of termination; (c) payment for any accrued but unused vacation time in accordance with Company policy; and (d) such vested accrued benefits, and other benefits and/or payments, if any, as to which the Executive (and his eligible dependents) may be entitled under, and in accordance with the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination other than any severance pay plan ((a) though (d), the “Amounts and Benefits”).

Subject to the terms and conditions as are set forth in the respective Employment Agreements, in the event of an Executive’s termination of employment (i) by the Company without “cause” (other than a termination by reason of death or disability), or (ii) by the Executive within the 90-day period following the occurrence of a “change in control” event, then the Company will pay or provide the Executive the Amounts and Benefits and, subject to the Executive executing and not revoking a waiver and general release in a form acceptable to the Company, an amount equal to two (2) times the Executive’s base salary in effect as of the date of termination, paid in equal installments on the Company’s normal payroll dates for a period of two (2) years from the Date of Termination in accordance with the usual payroll practices of the Company.

If an Executive’s employment is terminated in connection with or following the occurrence of a “change in control” event, all outstanding, unvested equity awards shall vest in full and the aforementioned severance payments shall be subject to reduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

The respective Employment Agreements also contain provisions requiring the Executives not to solicit the Company’s employees or its customers or clients for a period of one year following their termination.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2011, the Board, acting by unanimous written consent after having been given prior notice, adopted an amendment to Article 12 of the Bylaws that provided for the removal, on a going forward basis, of the prior Board meeting notice requirement before the Board may act on an amendment or repeal of the Bylaws. The amendment to Article 12 was effective immediately upon approval by the Board. As a result of this amendment to Article 12, the Board may now amend the Bylaws without providing prior notice at a regularly scheduled Board meeting.

The foregoing description of the amendment to Article 12 of the Bylaws is qualified in its entirety by reference to the Amendment to the Amended and Restated Bylaws of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Signature Group Holdings, Inc. including the Amendment to Article 12.

4.1	First Amendment, dated as of July 28, 2011, to the Rights Agreement, dated as of October 23, 2007, between Signature Group Holdings, Inc. and Mellon Investor Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: August 3, 2011	By:	/s/ David N. Brody
	Name:	David N. Brody
	Title:	Sr. Vice President, Counsel & Secretary